EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a)  the Registration Statement (Form S-8 No. 333-124505) pertaining to the Employees’ Stock Option Plan of OccuLogix, Inc.; and
(b)  the Registration Statement (Form S-3 No. 333-141098) and related prospectus of OccuLogix, Inc. for the registration of 9,441,749 shares of common stock;

of our reports dated March 2, 2007, with respect to the consolidated financial statements and schedule of OccuLogix, Inc., OccuLogix, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of OccuLogix, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

March 15, 2007                                                                                                                                                                                                     /s/ Ernst & Young LLP
Toronto, Canada